Exhibit 99.CODE ETH

SEG PARTNERS LONG/SHORT EQUITY FUND

Code of Ethics – SEG Partners Long/Short

Equity Fund

I.	Purpose of the Code of Ethics

This code of ethics (the “Code”) is based on the principle that, you as an access person of SEG Partners Long/Short Equity Fund (the “Fund”), will conduct your personal investment activities in accordance with:

•	the duty at all times to place the interests of the Fund’s shareholders first;

•	the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

•	the fundamental standard that Fund personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the Fund has adopted this Code to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.	Legal Requirement

Pursuant to Rule 17j-1(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), it is unlawful for any Access Person to:

•	employ any device, scheme or artifice to defraud the Fund;

•	make any untrue statement of a material fact to the Fund or fail to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they were made, not misleading;

•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

•	engage in any manipulative practice with respect to the Fund, in connection with the purchase or sale (directly or indirectly) by such Access Person of a security “held or to be acquired” by the Fund.

III.	Definitions - All definitions shall have the same meaning as set forth in Rule 17j-1 or Section 2(a) of the 1940 Act, if applicable, and are summarized below.

An “Access Person” means any trustee, officer, general partner, or Advisory Person of the Fund (“Advisory Person”) or of the Investment Adviser (or of any entity in a control relationship to the Fund or the Investment Adviser) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

For purposes of this Code, an Access Person who is subject to the securities pre-clearance requirements and securities transaction reporting requirements of the code adopted by the Investment Adviser of the Fund (the “Investment Adviser”) or Principal Underwriter of the Fund (the “Principal Underwriter”) in compliance with Rule 17j-1 under the Investment Company Act of 1940 Act (the “Act), Rule 204A-2 of the Investment Advisers Act of 1940 (the “Advisers Act”), or Section 15(f) of the Securities and Exchange Act of 1934 (the “Exchange Act”) as applicable, shall not be subject to the requirement to obtain pre-approval from the Fund’s Chief Compliance Officer (“Fund’s CCO”) before directly or indirectly acquiring beneficial ownership in any covered securities in an initial public offering or in a private placement or other limited offering. Such persons shall also be exempt from the reporting and certification requirements set forth in Sections V and VII of this Code.

Automatic Investment Plan – A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Program includes a dividend reinvestment plan.

Advisory Person of the Fund or of the Investment Adviser shall have the same meaning as that set forth in Rule 17j-1 of the 1940 Act.

Beneficial ownership shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Exchange Act. “Beneficial ownership” can have broad meaning that covers many types of transactions or relationships. “Beneficial ownership” is based on an individual’s ability to profit from a particular purchase or sale of securities held by the individual or by his or her family members; through derivative transactions, registered investment companies, partnerships, corporations; or through other arrangements.

Control shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

Covered Security shall be any security except that it does not include:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(iii)	Shares issued by open-end registered investment companies (excluding open-end exchange traded funds).

Exchange Traded Fund means an open-end registered investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act permitting it to issue securities that trade on the secondary market. Examples of Exchange Traded Funds include, but are not limited to: Select Sector SPDR, iShares, etc.

An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Limited Offering means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504 or Rule 506 under the Securities Act.

Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

Security held or to be Acquired by the Fund means:

(i)	Any Covered Security which, within the most recent 15 days:

(A)	Is or has been held by the Fund; or

(B)	Is being or has been considered by the Fund or its Investment Advisor for purchase by the Fund; and

(ii)	Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

IV.	Policies of the Fund Regarding Personal Securities Transactions

General

No Access Person of the Fund shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

Specific Policies

No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

•	is being considered for purchase or sale by the Fund; or

•	is being purchased or sold by the Fund.

Pre-approval of Investments in IPOs and Limited Offerings

Access Persons must obtain approval from the Fund’s CCO before directly or indirectly acquiring beneficial ownership in any covered securities in an initial public offering or in a private placement or other limited offering.

V.	Reporting Procedures

The Fund shall notify each person (annually in January of each year), considered to be an Access Person of the Fund that he/she is subject to the reporting requirements detailed in Sections (a), (b) and (c) below and shall deliver a copy of this Code to each such Access Person.

In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person must report the following:

a)       Initial Holdings Reports. Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information:

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

•	The date that the report is submitted by the Access Person.

This information must be current as of a date no more than 45 days prior to the date the person becomes an access person. Also, an Initial Holdings Report must be submitted even if there are no securities holdings to report.

b)       Quarterly Transaction Reports. Every Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the Covered Security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date that the report is submitted by the Access Person.

An Access Person need not make a quarterly transaction report under Section V.b of this Code with respect to transactions effected pursuant to an Automatic Investment Plan.

With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

•	The name of the broker, dealer or bank with whom the Access Person established the account;

•	The date the account was established; and

•	The date that the report is submitted by the Access Person.

An employee need not submit a Quarterly Transaction Report if the information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Fund. Also, A Quarterly Transaction Report must be submitted even if no purchases or sales of securities were made during the period covered by the report.

c)       Annual Holdings Reports. Every Access Person must report on Exhibit C, attached hereto, by January 31 of each year, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

•	The name and account number of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

•	The date that the report is submitted by the Access Person.

An Annual Holdings Report must be submitted even if no purchases or sales of securities were made during the period covered by the report.

d)       Exceptions from Reporting Requirements. Each Independent Trustee need not make an initial or annual holdings report but shall submit the same quarterly report as required under Section V.b of this Code to the Administrator, but only for a transaction in a Covered Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as an Independent Trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Covered Security is or was purchased or sold, or considered for purchase or sale, by the Fund.

These exceptions do not exclude the Independent Trustee from reporting any holdings or transactions in shares of the Fund in the reports under Sections V.a, V.b, or V.c of this Code.

VI.	Review of Reports and Administration of Code

The Fund CCO, or delegate, shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Fund’s Board of Trustees (the “Board”):

•	any transaction that appears to evidence a possible violation of this Code; and

•	apparent violations of the reporting requirements stated herein.

The Fund CCO shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits. The Fund CCO will report all exceptions to the Fund CCO at the end of each calendar quarter.

The CCO of the Fund and the Board shall review the operation of this Code at least annually. No less frequently than annually, the CCO of the Fund shall provide a written report to the Board that:

•	describes any issues arising under the Code or corresponding procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

•	certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VII.	Adoption and Amendment to the Code

The Board, including a majority of trustees who are not interested persons (as defined in the 1940 Act), must approve the Code and any material changes to the Code. The Board must base its approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1. Before approving the Code or any amendment to the Code, the Board must receive a certification from the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. The Board must also approve the code of ethics of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Board must approve a material change to a code of ethics no later than six months after adoption of the material change.

VIII.	Recordkeeping

The Fund shall cause the records enumerated in this Section VIII.a through e. below to be maintained in an easily accessible place and shall cause such records to be made available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examinations.

Specifically, the Fund shall maintain:

a)	a copy of the Code adopted by the Fund that is in effect, or at any time within the previous five (5) years was in effect in an easily accessible place;

b)	a record of any violation of the Code of Ethics, and of any action taken as a result of such violation, in an easily accessible place, for at least five (5) years after the end of the fiscal year in which the violation occurs;

c)	a copy of each report made by an Access Person as required by this Code for at least five (5) years after the end of the fiscal year in which the report is made or the information is provided, the first two (2) years in an easily accessible place;
d)	a record of all persons, currently or within the past five years, who are or were required to make reports under Section IV of this Code, or who are or were responsible for reviewing these reports, in an easily accessible place; and
e)	a copy of each report required by Section IV of this Code, for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

IX.	Acknowledgement

The Fund must provide all Access Persons with a copy of this Code. Upon receipt of this Code, all new Access Persons must read the Code and complete all relevant forms supplied by the Fund’s CCO (including a written acknowledgement of their receipt of the Code).

Adopted: January 8, 2025

Exhibit A

INITIAL HOLDINGS REPORT

To: Fund Chief Compliance Officer

At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of the Fund:

Security (name plus ticker or CUSIP)	Number of Shares	Principal Amount

The name and account number of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name

Signature

Exhibit B

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended

To:	Fund Chief Compliance Officer

A.	Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of the Fund. I understand that this information must be reported no later than.

Title of Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a Trustee or Officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Fund.

B.       New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established:

C.       Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Print Name:

Exhibit C

ANNUAL HOLDINGS REPORT

For the following period: January 1, 20      – December 31, 20

To: Fund Chief Compliance Officer

As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of the Fund:

Security (name plus ticker or CUSIP)	Number of Shares	Principal Amount

The name and account number of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date	Print Name

Signature